CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Russell Investment Funds of our reports dated February 13, 2026, relating to the financial statements and financial highlights of the Funds listed in Appendix I, which appear in the Russell Investment Funds’ Certified Shareholder Report on Form N-CSR for the year ended December 31, 2025, and our reports dated December 22, 2025, relating to the financial statements and financial highlights of the Funds listed in Appendix I ,which appear in the Russell Investment Company’s Certified Shareholder Report on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings “Financial Highlights, “Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings” in such Registration Statement.

PricewaterhouseCoopers LLP

Seattle, WA

April 29, 2026

Appendix I

Russell Investment Funds

U.S. Strategic Equity Fund
U.S. Small Cap Equity Fund
International Developed Markets Fund
Strategic Bond Fund
Global Real Estate Securities Fund
Moderate Strategy Fund
Balanced Strategy Fund
Aggressive Strategy Fund
Equity Aggressive Strategy Fund

Russell Investment Company

Multifactor U.S. Equity Fund	Strategic Bond Fund
Equity Income Fund	Investment Grade Bond Fund
Sustainable Aware Equity Fund	Short Duration Bond Fund
U.S. Strategic Equity Fund	Tax-Exempt High Yield Bond Fund
U.S. Small Cap Equity Fund	Tax-Exempt Bond Fund
Multifactor International Equity Fund	Global Infrastructure Fund
International Developed Markets Fund	Global Real Estate Securities Fund
Global Equity Fund	Multi-Strategy Income Fund
Emerging Markets Fund	Multi-Asset Strategy Fund
Tax-Managed U.S. Large Cap Fund	Conservative Strategy Fund
Tax-Managed U.S. Mid & Small Cap Fund	Moderate Strategy Fund
Tax-Managed International Equity Fund	Balanced Strategy Fund
Tax-Managed Real Assets Fund	Aggressive Strategy Fund
Opportunistic Credit Fund	Equity Aggressive Strategy Fund
Long Duration Bond Fund